EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                        AMERICAN HOME MORTGAGE ASSETS LLC

1.       The name of the limited liability company is American Home Mortgage
         Assets LLC.

2. The address of its registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street in the City of Wilmington, Delaware 19801, and County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The name and address of the registered agent for the service of process on the Company in the State of Delaware is The Corporation Trust Company, c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Wilmington, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this certificate of formation of American Home Mortgage Assets LLC this 20th day of May, 2005.

                                            By: /s/ Edward J.L. Southgate
                                               --------------------------
                                            Name:   Edward J.L. Southgate
                                            Title:  Authorized Person

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      State of Delaware
     Secretary of State
   Division of Corporation
Delivered 07:30 PM 05/23/2005
  FILED 04:52 PM 05/23/2005
SRV 050425019 - 3973892 FILE


                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT


1.       Name of Limited Liability Company: American Home Mortgage Assets LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: Strike out the statement relating to the limited liability company's registered office and registered agent and substitute in lieu thereof the following statement:
         "The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808"



         IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day of May, A.D. 2005.



                                        By: /s/ Edward J.L. Southgate
                                            ------------------------------------
                                                    Authorized Person(s)


                                        Name: Edward J.L. Southgate
                                              ----------------------------------
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